Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Treasurer and Investor Relations
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE DELIVERS OUTSTANDING SECOND QUARTER PERFORMANCE
Exceeds Expectations and Raises Full Year Outlook Following Another Quarter of Strong Demand
Named to FORTUNE Magazine's List of World's Most Admired Companies for Sixth Consecutive Year

GREENVILLE, SC -- February 8, 2022 -- ScanSource, Inc. (NASDAQ: SCSC), a leading hybrid distributor connecting devices to the cloud, today announced financial results for the second quarter ended December 31, 2021. All results in this release reflect continuing operations only unless otherwise noted.

Second Quarter Summary:	Quarter ended December 31,
	2021	2020	Change
	(in thousands, except per share data)
Select reported measures:
Net sales	$864,351	$810,897	6.6%
Gross profit	$107,925	$86,043	25.4%
Gross profit margin %	12.49%	10.61%	188bp
Operating income	$31,498	$17,130	83.9%
GAAP net income	$23,152	$11,061	109.3%
GAAP diluted EPS	$0.89	$0.43	107.0%
Select Non-GAAP measures:
Adjusted EBITDA	$42,542	$29,739	43.1%
Adjusted EBITDA margin %	4.92%	3.67%	125bp
Non-GAAP net income	$26,446	$16,469	60.6%
Non-GAAP diluted EPS	$1.02	$0.65	56.9%

"Strong demand drove top-line growth with profitability ahead of expectations, as our team successfully navigated ongoing supply chain challenges," said Mike Baur, Chairman and CEO, ScanSource, Inc. "This demand from channel partners across our technologies and operational excellence by our employees lead us to raise our full year 2022 outlook for both net sales growth and adjusted EBITDA."

Quarterly Results
Net sales for the second quarter of fiscal year 2022 totaled $864.4 million, up 6.6% year-over-year, or 7.0% year-over-year for organic growth. Second quarter fiscal year 2022 net sales in the Specialty Technology Solutions segment increased 9.2% year-over-year to $496.9 million, driven by broad-based demand across technologies. Second quarter fiscal year 2022 net sales in Modern Communications & Cloud increased 3.3% year-over-year, or 3.9% year-over-year for organic growth, to $367.4 million, with Intelisys connectivity and cloud business net sales increasing 14.1% year-over-year.

Gross profit for the second quarter of fiscal year 2022 totaled $107.9 million, up 25.4% year-over-year. Gross profit margin increased to 12.5% for the second quarter of fiscal year 2022, up from 10.6% in the prior-year quarter. The increase is primarily due to sales volume, sales mix and higher supplier sales incentives compared to the prior-year quarter.

Exhibit 99.1

For the second quarter of fiscal year 2022, operating income increased to $31.5 million from $17.1 million in the prior-year quarter. Second quarter fiscal year 2022 non-GAAP operating income increased to $35.9 million for a 4.15% non-GAAP operating income margin, up from $23.8 million for the prior-year quarter.

On a GAAP basis, net income for the second quarter of fiscal year 2022 totaled $23.2 million, or $0.89 per diluted share, compared to net income of $11.1 million, or $0.43 per diluted share, for the prior-year quarter. Second quarter fiscal year 2022 non-GAAP net income totaled $26.4 million, or $1.02 per diluted share, up from $16.5 million, or $0.65 per diluted share, for the prior-year quarter.

Adjusted EBITDA for the second quarter of fiscal year 2022 increased to $42.5 million, or 4.92% of net sales, compared to $29.7 million, or 3.67% of net sales in the prior-year quarter, primarily due to higher gross profits and operating leverage. Return on invested capital increased to 17.6% for second quarter fiscal year 2022, compared to 13.3% in the prior-year quarter.

Naming to FORTUNE Magazine's List of World's Most Admired Companies

In February, ScanSource announced its naming to FORTUNE magazine's 2022 list of World's Most Admired Companies. ScanSource's inclusion in this year's list marks the sixth consecutive year the Company has received the recognition. The annual survey, which is given to thousands of senior executives, directors and financial analysts from more than 600 global companies, identifies the organizations with the strongest reputations within their industries and across other industries.

Annual Financial Outlook for Fiscal Year 2022

ScanSource raises its expectations for the full fiscal year ended June 30, 2022 and replaces previously provided guidance.

FY22 Annual Outlook
Net sales growth, year-over-year	At least 7%
Adjusted EBITDA (non-GAAP)	At least $148 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash share-based compensation expense (effective with the first quarter of fiscal year 2022). For comparison, fiscal year 2021 Adjusted EBITDA, excluding share-based compensation, totaled $118 million. ScanSource’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after the date hereof. These statements are forward-looking, and actual results may differ materially.

Webcast Details and Earnings Infographic
At approximately 4:15 p.m. ET today, an Earnings Infographic, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, February 8, 2022, at 5:00 p.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including the Company's FY22 outlook, operating strategy, supply chain challenges, capital allocation plans, growth opportunities and the impact of the COVID-19 pandemic, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated results, including, but not limited to, failure to hire and retain quality employees, risk to the Company's business from a cyber-security attack, the failure to manage and implement the Company's organic growth strategy, the impact of the COVID-19 pandemic on the Company's operations and financial condition and the potential prolonged economic weakness brought on by COVID-19, a failure of the Company's IT systems, a failure to acquire new businesses, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, credit risks involving the Company's larger customers and suppliers, loss of the Company's major customers, termination of the Company's relationship with key suppliers or a significant modification of the terms under which it operates with a key supplier, changes in the Company's operating strategy, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2021, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.

Net sales on a constant currency basis, excluding acquisitions (organic growth): The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Income Statement Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP net sales, non-GAAP gross profit, non-GAAP operating income, non-GAAP other expense, net, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impairment charges, restructuring costs, and other non-GAAP adjustments. These year-over-year metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, impairment charges, and restructuring costs. Effective with the first quarter of fiscal year 2022, non-cash share-based compensation expense is also added back in calculating Adjusted EBITDA. Since Adjusted EBITDA excludes some non-cash costs of investing in our business and people, management believes that Adjusted EBITDA shows the profitability from our business operations more clearly. The presentation for Adjusted EBITDA for all periods presented has been recast to reflect this change to enhance comparability between periods.

Return on invested capital ("ROIC"): ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance. We believe the calculation of ROIC provides useful information to investors and is an additional relevant comparison of our performance. ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading hybrid distributor connecting devices to the cloud and accelerating growth for partners across hardware, SaaS, connectivity and cloud. ScanSource enables partners to deliver solutions for their customers to address changing end-user buying and consumption patterns. ScanSource sells through multiple, specialized routes-to-market with hardware, SaaS, connectivity and cloud services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2021 Best Places to Work in South Carolina and on FORTUNE magazine’s 2022 List of World’s Most Admired Companies. ScanSource ranks #655 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Delivers Outstanding Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	December 31, 2021	June 30, 2021*
Assets
Current assets:
Cash and cash equivalents	$34,123	$62,718
Accounts receivable, less allowance of $17,393 at December 31, 2021 and $19,341 at June 30, 2021	613,186	568,984
Inventories	562,397	470,081
Prepaid expenses and other current assets	124,633	117,860
Total current assets	1,334,339	1,219,643
Property and equipment, net	39,239	42,836
Goodwill	216,755	218,877
Identifiable intangible assets, net	95,045	104,860
Deferred income taxes	21,668	21,853
Other non-current assets	63,824	63,615
Total assets	$1,770,870	$1,671,684
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$653,190	$634,805
Accrued expenses and other current liabilities	81,570	87,790
Income taxes payable	2,283	2,501
Current portion of long-term debt	9,723	7,843
Total current liabilities	746,766	732,939
Deferred income taxes	3,862	3,954
Long-term debt, net of current portion	129,358	135,331
Borrowings under revolving credit facility	57,785	—
Other long-term liabilities	64,574	68,269
Total liabilities	1,002,345	940,493
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 25,657,545 and 25,499,465 shares issued and outstanding at December 31, 2021 and June 30, 2021, respectively	75,583	71,253
Retained earnings	803,396	758,071
Accumulated other comprehensive loss	(110,454)	(98,133)
Total shareholders’ equity	768,525	731,191
Total liabilities and shareholders’ equity	$1,770,870	$1,671,684

*Derived from audited financial statements.

ScanSource Delivers Outstanding Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended December 31,		Six months ended December 31,
	2021	2020	2021	2020
Net sales	$864,351	$810,897	$1,721,662	$1,568,238
Cost of goods sold	756,426	724,854	1,512,437	1,401,415
Gross profit	107,925	86,043	209,225	166,823
Selling, general and administrative expenses	69,433	60,470	133,016	122,580
Depreciation expense	2,547	3,097	5,427	6,494
Intangible amortization expense	4,447	4,862	8,956	9,716
Restructuring and other charges	—	484	—	8,753
Change in fair value of contingent consideration	—	—	—	516
Operating income	31,498	17,130	61,826	18,764
Interest expense	1,493	1,796	3,153	3,709
Interest income	(947)	(531)	(1,973)	(1,011)
Other expense, net	543	121	807	484
Income before income taxes	30,409	15,744	59,839	15,582
Provision for income taxes	7,257	4,683	14,614	4,636
Net income from continuing operations	23,152	11,061	45,225	10,946
Net income (loss) from discontinued operations	100	(25,255)	100	(36,959)
Net income (loss)	$23,252	$(14,194)	$45,325	$(26,013)

Per share data:
Net income from continuing operations per common share, basic	$0.91	$0.44	$1.77	$0.43
Net loss from discontinued operations per common share, basic	—	(1.00)	—	(1.46)
Net income (loss) per common share, basic	$0.91	$(0.56)	$1.77	$(1.03)
Weighted-average shares outstanding, basic	25,585	25,395	25,549	25,378

Net income from continuing operations per common share, diluted	$0.89	$0.43	$1.75	$0.43
Net loss from discontinued operations per common share, diluted	—	(0.99)	—	(1.45)
Net income (loss) per common share, diluted	$0.90	$(0.56)	$1.76	$(1.02)
Weighted-average shares outstanding, diluted	25,895	25,475	25,806	25,458

ScanSource Delivers Outstanding Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Six months ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$45,325	$(26,013)
Net income (loss) from discontinued operations	100	(36,959)
Net income from continuing operations	45,225	10,946
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Depreciation and amortization	14,879	17,059
Amortization of debt issue costs	209	209
Provision for doubtful accounts	921	(180)
Share-based compensation	6,032	3,174
Deferred income taxes	(109)	(694)
Change in fair value of contingent consideration	—	516
Contingent consideration payments excess	—	(5,457)
Finance lease interest	26	70
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(54,370)	(86,683)
Inventories	(95,531)	35,124
Prepaid expenses and other assets	(11,236)	2,256
Other non-current assets	(1,561)	1,328
Accounts payable	25,444	132,074
Accrued expenses and other liabilities	(5,130)	11,150
Income taxes payable	(177)	(5,218)
Net cash (used in) provided by operating activities of continuing operations	(75,378)	115,674
Cash flows from investing activities of continuing operations:
Capital expenditures	(2,645)	(1,454)
Cash received for business disposal	3,125	34,356
Net cash provided by investing activities of continuing operations	480	32,902
Cash flows from financing activities of continuing operations:
Borrowings on revolving credit, net of expenses	1,115,161	959,848
Repayments on revolving credit, net of expenses	(1,057,376)	(1,022,561)
Repayments on long-term debt, net	(4,093)	(4,089)
Repayments of finance lease obligations	(624)	(652)
Contingent consideration payments	—	(41,393)
Exercise of stock options	1,114	—
Taxes paid on settlement of equity awards	(2,634)	(1,036)
Common stock repurchased	(183)	—
Net cash provided by (used in) financing activities of continuing operations	51,365	(109,883)

ScanSource Delivers Outstanding Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited), continued
(in thousands)

Cash flows from discontinued operations:
Net cash flows provided by operating activities of discontinued operations	—	21,704
Net cash flows used in investing activities of discontinued operations	—	(58)
Net cash flows used in financing activities of discontinued operations	—	(29,494)
Net cash flows used in discontinued operations	—	(7,848)
Effect of exchange rate changes on cash and cash equivalents	(5,062)	1,887
(Decrease) Increase in cash and cash equivalents	(28,595)	32,732
Consolidated cash and cash equivalents at beginning of period	62,718	34,455
Consolidated cash and cash equivalents at end of period	34,123	67,187
Cash and cash equivalents of discontinued operations	—	—
Cash and cash equivalents of continuing operations	$34,123	$67,187

ScanSource Delivers Outstanding Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended December 31,
	2021	2020
Return on invested capital ratio (ROIC), annualized (a)	17.6%	13.3%

Reconciliation of Net Income to Adjusted EBITDA:
Net income from continuing operations (GAAP)	$23,152	$11,061
Plus: Interest expense	1,493	1,796
Plus: Income taxes	7,257	4,683
Plus: Depreciation and amortization	7,229	8,349
EBITDA (non-GAAP)	39,131	25,889
Plus: Share-based compensation	3,464	2,006
Plus: Acquisition and divestiture costs(b)	(53)	1,360
Plus: Restructuring costs	—	484
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$42,542	$29,739

Invested Capital Calculations:
Equity – beginning of the quarter	$746,094	$671,227
Equity – end of the quarter	768,525	682,139
Plus: Share-based compensation, net	2,590	1,510
Plus: Acquisition and divestiture costs(b)	(53)	1,360
Plus: Restructuring, net	—	366
Plus: Discontinued operations net (income) loss	(100)	25,255
Average equity	758,528	690,929
Average funded debt (c)	200,708	198,620
Invested capital (denominator for ROIC) (non-GAAP)	$959,236	$889,549

(a) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 92 days in the current and prior-year quarter.
(b) Acquisition and divestiture costs are generally nondeductible for tax purposes.
(c) Average funded debt, which includes both continuing and discontinued operations, is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Delivers Outstanding Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended December 31,
	2021	2020	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$496,920	$455,248	9.2%
Foreign exchange impact (a)	1,011	—
Non-GAAP net sales, constant currency	$497,931	$455,248	9.4%

Modern Communications & Cloud:
Net sales, reported	$367,431	$355,649	3.3%
Foreign exchange impact (a)	1,961	—
Non-GAAP net sales, constant currency	$369,392	$355,649	3.9%

Consolidated:
Net sales, reported	$864,351	$810,897	6.6%
Foreign exchange impact (a)	2,972	—
Non-GAAP net sales, constant currency	$867,323	$810,897	7.0%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2021 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2020.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended December 31,
	2021	2020	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$773,932	$720,004	7.5%

International:
Net sales, reported	$90,419	$90,893	(0.5)%
Foreign exchange impact(a)	2,972	—
Non-GAAP net sales, constant currency	$93,391	$90,893	2.7%

Consolidated:
Net sales, reported	$864,351	$810,897	6.6%
Foreign exchange impact(a)	2,972	—
Non-GAAP net sales, constant currency	$867,323	$810,897	7.0%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2021 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2020.

ScanSource Delivers Outstanding Second Quarter Performance

	Quarter ended December 31, 2021
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$864,351	$—	$—	$—	$—	$864,351
Gross profit	107,925	—	—	—	—	107,925
Operating income	31,498	4,447	—	(53)	—	35,892
Other expense, net	1,089	—	—	—	—	1,089
Pre-tax income	30,409	4,447	—	(53)	—	34,803
Net income	23,152	3,347	—	(53)	—	26,446
Diluted EPS	$0.89	$0.13	$—	$—	$—	$1.02

	Quarter ended December 31, 2020
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$810,897	$—	$—	$—	$—	$810,897
Gross profit	86,043	—	—	—	—	86,043
Operating income	17,130	4,862	—	1,360	484	23,836
Other expense, net	1,386	—	—	—	—	1,386
Pre-tax income	15,744	4,862	—	1,360	484	22,450
Net income	11,061	3,682	—	1,360	366	16,469
Diluted EPS	$0.43	$0.15	$—	$0.06	$0.01	$0.65

ScanSource Delivers Outstanding Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Forward-Looking Information (Unaudited)

Annual Financial Outlook for Fiscal Year 2022:

FY22 Outlook
GAAP, Operating income	At least $105 million
Intangible amortization	$18 million
Depreciation expense	$13 million
Share-based compensation expense	$12 million
Adjusted EBITDA (non-GAAP)	At least $148 million